Exhibit 10.56

Contract No.: 2019JHXT0002-RZ-DK01

Trust Loan Agreement

Beifang Trust Co., Ltd.

Lender: Beifang Trust Co., Ltd.

Legal representative: Wang Jiandong

Address: Beifang Jinrong Building, No. 5, Youyi Road, Hexi District, Tianjin City

Borrower: Wuhan Kingold Jewelry Co., Ltd.

Legal representative: Jia Zhihong

Address: No. 15, Huangpu Technology Zone, Jiang'an District, Wuhan

Whereas:

The Lender is a trust company approved by China Banking Regulatory Commission and lawfully formed and validly existing by virtue of the laws of China.

The Borrower is a lawfully formed and validly existing enterprise by the law of the People's Republic of China.

The Borrower apply trust loan to the Lender and the Lender agrees to release trust loan according to the terms agreed in this agreement.

The two parties, through friendly negotiation, have agreed on the matters of trust loan. The two parties hereby conclude the Agreement pursuant to relevant laws and administrative regulations through friendly negotiation.

Article 1 Definition and Interpretation

1.1 Definition

Terms defined in the Agreement have the same meanings herein unless there is another special explanation or the context otherwise requires.

Lender refers to Beifang Trust Co., Ltd.

Borrower refers to Wuhan Kingold Jewelry Co., Ltd. and its legal heir.

Trust/Trust Plan refers to the Trust Plan of Beifang·Zhixin No. 54 Kingold Jewelry No.2 Gold Pledge Loan Assembled Funds.

Pledger refers to Wuhan Kingold Jewelry Co., Ltd.

Guarantor refers to Jia Zhihong.

Contract of Gold Pledge refers to the Contract of Gold Pledge with a contract number of 2019JHXT0002-RZ-ZY01 and its appendix (including but not limited to Hostage List and any other valid modification and supplemental agreement).

Contract of Guaranty refers to the Contract of Guaranty with a contract number of 2019JHXT0002-RZ-BZ01, 2019JHXT0002-RZ-BZ02.

Policy of Property Fundamental Insurance refers to the policy of insurance (property insurance) for the insured gold under pledge with the Pledger as the sole beneficiary and any valid modification and supplement.

Standard Gold refers to the standard gold with the finess of 999.9 to be traded in Shanghai Gold Exchange.

Pledged Gold refers to the standard gold that is legally pledged by the Pledger to the Lender according to the Agreement and Contract of Gold Pledge and that is taken from Shanghai Gold Exchange warehouse according to the relevant regulations and procedures.

Gold Price refers to the closing price of the standard gold of Shanghai Gold Exchange in the afternoon of day T, unless otherwise agreed herein.

Pledge Date refers to the actual date when the pledged gold is stored in the safe deposit box rent by the Lender.

Price of Pledged Gold refers to the price of pledged gold on the pledge date, i.e. the gold price on the date previous to the pledge date of the pledged gold; the price of pledged gold after the pledge date refers to the real-time gold price.

Day T refers to a certain trading day of standard gold in Shanghai Gold Exchange.

Guarantor refers to the Pledger and the Guarantor collectively.

Contract of Guaranty refers to the Contract of Pledge and the Contract of Guarantee collectively.

Interest Settlement Date refers to the date when the Borrower and the Lender hereunder settle the loan interest. The interest settlement date hereunder is divided into fixed and ordinary interest settlement dates. The fixed interest settlement date is the 5th working day from the date of issuance of each loan. The ordinary interest settlement date is the 20th day of each month at the end of each natural quarter from the date of issuance of each loan hereunder and the maturity date of each loan (or maturity date in advance).

Interest settlement period refers to the period from the actual date of issuance of each trust loan (inclusive) or the previous settlement date (inclusive) to the current interest settlement date (exclusive), but the last interest settlement period refers to the period from the settlement date previous to the maturity date of each trust loan (inclusive) to the maturity date of each trust loan (exclusive).

Interest Payment Date refers to the date when the Borrower pays interest to the Lender under the Agreement. The interest payment date hereunder is the interest settlement date, and the last interest payment date is the maturity date of trust loan. If the interest payment date is on a legal holiday, it shall be postponed to the next working day.

RMB (¥) refers to the legal tender of the People's Republic of China, calculated in Yuan.

Occupy Days refers to principle occupy days from the loan issuance date (inclusive) to a closing date (exclusive).

Working day refers to the normal business day of the Lender (excluding the legal weekend and holiday).

1.2 Explanation

The words used in this Agreement like “of this Agreement”, “in this Agreement”, “mentioned in the Agreement”, “under this Agreement” and any other words with similar words shall be referred to all parts of the Agreement and the Agreement as a whole, but not referred to any specific part or term.

The title of term in the Agreement shall not be deemed to include all the contents under the relevant term or to explain the relevant term or the Agreement.

Article 2 Loan

2.1 Loan Amount

The loan amount hereunder is RMB three hundred million yuan (in figures: ¥300,000,000.00) (subject to the actual amount of funds raised by the trust plan) and can be issued by Tranche. The amount of each Tranche shall be subject to the amount of funds raised in the corresponding period by the trust plan.

2.2 Intended Use of the Loan

The intended use of the loan hereunder is to purchase standard gold raw material with the density of 999.9. The Borrower shall not change the intended use of the loan without authorization and shall not use the trust loan for the purpose of fixed assets, equity investment and any other purposes which violate laws and regulations, national policies and financial requirements.

2.3 Loan Period

Each loan period hereunder shall be no longer than 24 months, calculated from the date of issuance of each loan. And period of each batch of loan shall not surpass 12 months.

2.4 Loan Interest Rate

The loan interest rate hereunder is divided into ordinary and fixed loan interest rates, of which, for the first year, the ordinary loan interest rate is 10% per year.

The interest hereunder includes VAT and surcharges. Therefore, the Borrower doesn't need to pay VAT and surcharges separately to the Lender in addition to the interest as agreed herein.

2.5       The amount, date of issuance (i.e. commencement date) and maturity date of the trust loan hereunder shall be subject to the record of the actual loan receipt (also called loan note, similarly hereinafter).

Article 3 Issuance of Loan

3.1       The Lender shall issue the loan hereunder to the Borrower with all the following prerequisite conditions satisfied:

(1) Trust is created validly;

(2) The Borrower, according to the relevant laws and regulations, has obtained approval and completed the registration, delivery and other legal procedures concerning the Loan under this Agreement and has submitted the written voucher of the above mentioned procedures to the Lender;

(3) Contract of Guaranty and Contract of Gold Pledge corresponding to the first Tranche of the loan have been signed and taken effect and their notarial acts for compulsory execution have been completed; Policy of Property Fundamental Insurance has been signed and taken effect;

(4) Before the issuance of the first Tranche of trust loan, the Borrower has provided the Lender with the corresponding amount of the pledged gold calculated according to the pledge interest rate as the guaranty for pledge, has stored the the pledged gold in the safe deposit box rent by the Lender (hereinafter referred to as "safe deposit box") and has bought relevant insurance for the pledged gold according to the agreement herein;

(5) The loan receipt has been delivered by the Borrower, and the legal and valid internal decision or approval documents have been delivered by the Guarantor;

(6) The Borrower has delivered all the written documents for applying the loan as required by the Lender and promises that all documents delivered are true, complete, accurate and valid.

3.2 The Lender shall issue subsequent trust loans hereunder to the Borrower with all the following prerequisite conditions satisfied:

(1) Subsequent trust loans have been created validly;

(2) Contract of Gold Pledge corresponding to the subsequent trust loans have been signed and taken effect and notarial acts for compulsory execution have been completed; Policy of Property Fundamental Insurance has been signed and taken effect;

(3) In the event of newly-added guarantee, the Contract of Guarantee has been signed and taken effect and relevant procedures for guarantee have been completed (such as mortgage and pledge registration procedures);

(4) Before the issuance of subsequent trust loans, the Borrower has provided the Lender with the corresponding amount of the pledged gold calculated according to the pledge interest rate as the guaranty for pledge, has stored the pledged gold in the safe deposit box and has bought relevant insurance for the pledged gold according to the agreement herein;

(5) The loan receipt has been delivered by the Borrower, and the legal and valid internal decision or approval documents have been delivered by the Guarantor;

(6) The Borrower has delivered all the written documents for applying the loan as required by the Lender and promises that all documents delivered are true, complete, accurate and valid.

3.3 Each loan issued by the Lender to the Borrower is defined as the first, second, third, loan in the order of issuance.

3.4 The bank account of the Borrower which is used to receive the loan is as following:

Beneficial Name: Wuhan Kingold Jewelry Limited Liability Company

Account number:

Bank of deposit:

The Lender shall disburse the loan fund to the above mentioned account, by means of which the Lender shall be deemed to have issued the loan to the Borrower and the Borrower shall be deemed to have taken the loan.

Article 4 Repayment of the Principal and the Interest

4.1 The Borrower shall repay the loan according to the following sequence:

The Lender has the right to use the repay of the Borrower first on the fees that agreed in the Agreement paid by the Lender which shall be repaid by the Borrower and other fees that used to realize the Lender’s credit right.

If the repaid amount of the Borrower cannot cover the amount under this Agreement that shall be paid on the expiration date (including but not limited to loan principal, interest (including fine interest), penalty, damage awards, fees that used to realize the Lender’s credit right and other accrued charge), the Lender has the right to decide the sequence repaying the principal, interest and other fees.

4.3 The Borrower shall pay back the payable principal balance on the due date of each loan. If the due date is on a legal holiday, it shall be included into the actual number of days for using the loan and the repayment shall be made on the next working day.

4.4 When the first loan is over a year, the Borrower can repay the loan in advance after a written application is submitted to the Lender 10 working days in advance. If the Borrower chooses to repay the trust loan, it shall repay each loan on the date when all loans are over 1 year.

If the Lender agrees to repay the loan in advance, the interest of loan which has been paid by the Borrower shall not be returned or used to deduct the accrued but unpaid interest or other payment.

4.5 The bank account of the Lender used to receive the repayment is as follows:

Account title: Beifang Trust Co., Ltd.

Account number:

Bank of deposit:

4.6 The Borrower shall repay the accrued amount under the Agreement in full and on time, without any offset, claim, restriction, and tax deduction or withholding of any nature.

Article 5 Guaranty

The loan under this Agreement shall be guaranteed as the following method:

5.1 Contract of Gold Pledge shall be signed by the Pledger and Lender to provide pledge guarantee for the Borrower's performance of obligations and responsibilities hereunder. Otherwise, the Pledger shall purchase property fundamental insurance and additional insurance from the People's Insurance Company of China Limited for pledged gold with the Lender as the sole beneficiary against theft and robbery.

5.2 Contract of Guaranty shall be signed by the Guarantor and the Lender to provide guarantee for all the joint liabilities and responsibilities of the Borrower's performance of obligations and responsibilities hereunder.

Article 6 Tax

The Lender and the Borrower shall pay their respective relevant tax and other fees according to the national laws and regulations.

Article 7 Representations and Warranties

The Borrower makes the following representations and warranties to the Lender on the date of signing this Agreement and each of the interest days:

7.1 The Borrower is a legal person established and existing pursuant to the laws of the People's Republic of China, legally approved and registered by the administrative department for industry and commerce or the competent authority, and has obtained necessary authorization and approval to sign the Agreement. After being signed, the Agreement shall constitute a legal, effective and binding document for the Borrower.

7.2 The Borrower is in good financial condition without significant poor credit record.

7.3 The financial statements provided by the Borrower to the Lender are developed in accordance with the current effective laws, regulations and generally accepted accounting standards, which truly and accurately reflect the Borrower's financial position during the reporting year.

7.4 Other information provided by the Borrower to the Lender is true, complete and valid, and the copies submitted are all in consistent with the original ones.

7.5 The Borrower is not involved in any liquidation, dissolution, merger, division or similar legal procedures, and has not caused any event or circumstance which may result in such legal proceedings.

7.6 The Borrower's signature of this Agreement and exercise and performance of its rights and obligations hereunder are not violating and will not violate any agreement or other documents signed by the Borrower to affect the security of the claims under this Agreement, will not violate the approval documents, internal rules and regulations and the laws, government orders or judicial decisions.

7.7 The Borrower has not concealed any circumstances including but not limited to the following ones that have occurred or are occurring sufficient to influence its solvency: a. Involving in major violations, illegal or claimed events of the Borrower or its principal leader; b. The Borrower's breach of contract under other contracts; c. The debts or contingent liabilities incurred by the Borrower or the guarantee provided to the third party; d. Unsettled major litigation, arbitration cases; e. Other circumstances that may affect the Borrower's financial position and solvency.

7.8 The Borrower shall not change the purpose of the loan without authorization, use the funds of trust loan for equity investment, investment in negotiable securities, futures or financial derivatives, venture investment, investment in real estate development, land reserve and government public welfare projects, use the loan directly or indirectly to provide financing for enterprises which are considered with high pollution, high energy consumption or excess capacity, or for other purposes which violate national policies, laws, regulations and financial regulations.

7.9 The Borrower agrees and authorizes the Lender to make an inquiry, use the Borrower's credit report and provide information for the basic financial credit database, and signs the Power of Attorney for Enterprise Credit Information Inquiry.

The Borrower confirms that the above statement and warranty is valid for the duration of this Agreement and the Borrower has a clear understanding of the above statement and assurance is the basis that the Lender agrees to its borrowing request and for the entering into this Agreement.

Article 8 Borrower's Commitments

The Borrower promises the following:

8.1 The Borrower operates pursuant to laws, complies with national laws and regulations, and uses the loan in full accordance with the purposes agreed herein.

8.2 The Lender may at any time in any reasonable manner inspect and supervise the use of the loans and understand the Borrower's plan execution, operation management, financial activities, materials inventory and major transaction contracts, etc. The Borrower must actively cooperate with the Lender on the supervision of the use of loans and the operation, provide relevant information like financial statements and be responsible for the authenticity, integrity and effectiveness of the information.

8.3 The Borrower promises to liquidate loans in priority without violating the normal reimbursement order, and is not entering or will not enter into any agreements or other legal documents that cause the loans hereunder to be subordinate.

8.4 The Borrower shall promptly notify the Lender of the failure of the Guarantor in the event of production halts, closing a business, the cancellation of registration, the revocation of the business license, bankruptcy, revocation and operating loss, being partly or totally incapacitated with the loan, and provide other guarantees approved by the Lender.

8.5 The Borrower shall notify the Lender in writing within seven days of any of the following circumstances:

(1) All legal proceedings, arbitration or administrative investigation procedures that affect the interests of the Borrower occur.

(2) Any breach of contract occurs or will occur.

(3) The Borrower is informed that its or any of its important assets relating to any proceeding or arbitral proceeding, compulsory execution, attachment, seizure or similar measures, or events or circumstances that may result in such proceedings or measures.

(4) The Borrower has an economic dispute with a third party due to economic activities or conducts affecting the Borrower to carry out normal operating activities.

(5) Any event that may be seriously detrimental to the Borrower's business, asset status, etc.

(6) The Borrower is required to change the legal representative, the name of the unit, modify the articles, or make significant changes in financial and personal matters.

(7) The Borrower transfers the equity, makes foreign investment, and increases debt financing substantially.

8.6 The Borrower undertakes that no merger, division, dissolution, liquidation and any other action affecting the interests of the Lender will occur without the written consent of the Lender.

8.7 In the event that the after-tax net profit for the relevant fiscal year is zero or negative, or the after-tax profit is insufficient to cover the accumulated losses in the previous fiscal year, or the pre-tax profit is not used to settle the principal, interest and expense payable by the Borrower during this fiscal year, or the pre-tax profit is not sufficient to pay off the next principal, interest and expenses, or before the liquidation of the principal and interest of the loan, the Borrower shall not distribute dividends or bonus to the parent organization and/or shareholders in any form.

Article 9 Breach of Contract

Any of the following events may constitute a breach of the contract by Borrower:

9.1 The Borrower fails to pay any amount due as agreed herein.

9.2 The Borrower fails to perform other payment obligations timely under other agreement signed with the Lender.

9.3 The Borrower fails to use the loan for the purposes specified herein.

9.4 The Borrower's matured debts under any other loan financing agreement are unpaid, or any such debts are declared matured in advance before the expiry date.

9.5 The Borrower has been involved in any liquidation, bankruptcy, dissolution, suspension or similar proceedings.

9.6 Any significant asset of the Borrower has been involved in any compulsory execution, attachment, seizure, lien, regulatory measures or similar measures.

9.7 The Guarantor fails to comply with or perform any of the terms of the Contract of Guarantee.

9.8 The Borrower violates the matters set forth in Article 7 Representations and Warranties of the Agreement and the undertakings provided in article 8 Commitments.

9.9 Other circumstances that may endanger the security of the claims under this Agreement.

Article 10 Relief Measures

10.1 In case of the events of default listed in Article 9 of this Agreement, the Lender may take the following relief measures:

(1) The Lender is entitled to declare that loans under this Agreement will be immediately matured in advance and part or all of the issued loans shall be withdrawn in advance.

(2) If the Borrower fails to repay the principal and interest of the trust loans on schedule or use the loans for the purpose as agreed herein, a penalty of interests shall be calculated at an interest rate of 0.06% from the date of overdue or failure to use the loan as agreed herein according to the amount and period of default.

(3) The Borrower is required to provide guarantee approved by the Lender in writing.

(4) Exercise any security right.

(5) Terminate the Agreement.

(6) Other necessary measures.

(7) If the Borrower violates the provisions of this Agreement and causes any loss to the Lender, even the Lender has taken the above relief measures, it is insufficient to compensate for all losses (including but not limited to all the principals of the loan, interest (including penalty), the expenses, litigation costs, attorneys' fees, etc. incurred by the Lender to exercise claims and subordinated rights), the Lender shall have the right to continue claims against the Borrower for the losses.

10.2 If the trust fails to be established, the Agreement shall be automatically terminated, and both parties shall not assume any liability for breach of contract, unless that the failure of the establishment of trust is due to the Borrower's violation of this Agreement.

Article 11 Notifications

11.1 Notifications hereunder shall be served as follows:

(1) Send by registered letter, the date of holding receipt of the registered letter by the party giving the notice shall be deemed to be the date of served.

(2) Send by fax, the first working day of receiving a reply code or sending a confirmation bar successfully is deemed to be the date of served.

(3) Send by express, the fourth day after sending is deemed to be the date of served.

(4) Send by a special courier, it will be deemed to be delivered when sent to the relevant address.

Article 12 Notarization for Compulsory Execution

12.1 This Agreement is notarized as an instrument for creditor's rights with compulsory execution effect. Borrower's commitment: in the event of failure to perform or inadequate performance of obligations hereunder, the Borrower is willing to accept the compulsory execution by a judicial authority without going through judicial proceedings or arbitration procedures. The Lender may directly apply to a competent People's Court for compulsory execution pursuant to the provisions in Article 238 of the Civil Procedure Law of the People's Republic of China; meanwhile, the Borrower waives its right of defense against the Lender's direct application for compulsory execution.

12.2 The Borrower and the Lender jointly confirm that both parties have fully understood the relevant laws, regulations and normative documents regarding the meaning, content, procedure and effect of notarization for compulsory execution. After careful consideration by both parties, both parties voluntarily apply to Shanghai Zhangjiang Notary Public Office for the notarization of this Agreement and grant the compulsory execution effect.

12.3 Borrower's guarantee: In case of any changes in contact address, contact information and so on, a notice of change shall be given to the Lender and the notary public office within 3 working days from the date of occurrence of the change and a receipt shall be obtained. Otherwise, the Lender shall be deemed to have performed the obligation of service 3 working days after it has sent relevant documents in the contact manner as agreed herein for business requirements, regardless of whether or not the Lender has received them. In this case, the Borrower is willing to waive its right of defense against the Lender's obligation of notification. Contact information of Shanghai Zhangjiang Notary Public Office is as follows:

Address:

Postal code:

Tel:

Fax:

Notary public:

12.4 If the Borrower fails to perform or appropriately perform the notarized instrument for creditor's rights with compulsory execution effect, the Lender shall notify the Borrower in writing of correcting its nonperformance within 5 working days from the date of giving the notice. Otherwise, the Lender may apply to the notary public office for issuing the certificate of execution, and the Borrower shall, at the time of receiving the written notification from the Lender, go to the notary public office to complete the in-person verification. The Borrower promises to fully cooperate with the Lender's application (including but not limited to going to the notary public office to complete the in-person verification at the time of receiving the written notification from the Lender). If the Borrower fails to perform the above-mentioned obligation on schedule after receiving the written notification from the Lender, the Lender hereby confirms that in the absence of the Borrower, the notary public office shall be deemed to have completed the in-person verification after it has submitted the supporting evidence based on the Lender's application and examining the evidence submitted by the Lender, and the Borrower shall fully recognize the legal consequences incurred hereby.

12.5 Article 12 herein stipulating the notarization for compulsory execution shall take precedence over Article 13.4.

12.6 The notarial fees paid for the notarization for compulsory execution shall be borne by the Lender.

Article 13 Miscellaneous

13.1 Both parties hereto may sign a supplement contract through negotiation for matters uncovered herein.

13.2 This Agreement shall take into effect with the seal of both parties and the official seal of legal or authorized representatives of both parties.

13.3 The present laws, administrative regulations and rules of the People's Republic of China shall apply to matters such as the conclusion, entry into force, performance, interpretation, modification and termination of this Agreement.

13.4 Disputes caused by this Agreement shall be resolved by both parties through negotiation. If the negotiation fails, either party may submit a case to the people's court located at the Lender's address. During the period of negotiation or litigation, for the terms of this Agreement not involved in the disputed parts, both parties shall fulfill as well.

13.5 The Agreement is made in octuplicate, two copies held by the Lender and the Borrower respectively, two copies retained at the notary public office, three copies for standby application, with the same legal effect.

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Lender (seal): Beifang Trust Co., Ltd.

Legal representative or authorized representative (seal):Wang Jiandong

Borrower (seal): Wuhan Kingold Jewelry Co., Ltd.

Legal representative (seal):

Date of signature:1. 17, 2019

Signed at: Shanghai City